[Stock Certificate Border Graphics]


     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                      Alynx, Co.
        Incorporated Under the Laws of the State of Nevada
        100,000,000 Common Shares Authorized, $.001 Par Value



THIS CERTIFIES THAT  [Name of Shareholder]  IS THE

REGISTERED HOLDER OF  [Number of Shares]

            Shares of Alynx, Co. Common Stock

transferrable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile Seal of the Corporation and the facsimile signatures of its duly authorized officers.

            Dated: [date of Certificate]


/s/Ken Edwards                              /s/Ken Edwards
    Secretary                                   President


                 [Graphic of Corporate Seal]

[Border Graphics]

Interwest Transfer Co. Inc. P.O. Box 17136/Salt Lake City, Utah 84117

Countersigned & Registered ______________________________